Exhibit 16.1

September 23, 2019

U.S. Securities Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re:	CVD Equipment Corporation

File No. 001-16525

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of CVD Equipment Corporation dated September 23, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ MSPC

MSPC

Certified Public Accountants and Advisors,

A Professional Corporation